FORM OF SUBORDINATED UNSECURED NOTE



THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UNLESS SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT.



                     KEYSTONE CONSOLIDATED INDUSTRIES, INC.

                     6% SUBORDINATED UNSECURED NOTE DUE 2011



No. __________                                              $
                                                            -----------------


Interest Payment Dates:  March 15 and             Maturity Date:  May 31, 2011
September 15, commencing September 15, 2002, with a final payment on May 31, 2011

     KEYSTONE  CONSOLIDATED  INDUSTRIES,   INC.,  a  Delaware  corporation  (the
"Company"), for value received promises to pay to

____________________________________ or registered assigns, the principal sum of
____________________ Dollars in installments of __________ Dollars on March 15, 2009, __________ Dollars on March 15, 2010, ___________ Dollars on March 15,
2011 and __________ Dollars on May 31, 2011.

     Capitalized  terms used herein shall have the meanings  assigned to them in
Section 7 below unless otherwise indicated.

     1. Interest. The Company promises to pay interest on the outstanding principal amount of this Note at the rate of 6% per annum from the date of original issuance until maturity, as follows: (i) the Company will make payments of interest at a rate of 1.5% per annum on the outstanding principal amount of this Note semi-annually on March 15 and September 15 of each year until maturity commencing September 15, 2002, and (ii) the remaining interest of 4.5% per annum provided for herein shall accrue (the "Deferred Interest") and be paid by the Company in an amount equal to 25% of such accrued and unpaid Deferred Interest on each of March 15, 2009, March 15, 2010 and March 15, 2011 and all remaining accrued and unpaid Deferred Interest will be paid by the Company on May 31, 2011. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue payments of the principal from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) hereon from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. Payment of principal and interest will be made by wire transfer of immediately available funds pursuant to wire transfer instructions provided to the Company by the Holder of this Note. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. Optional Prepayment. This Note may be prepaid in whole or in part at the option of the Company at any time and from time to time without penalty. Accrued and unpaid interest to the date of any such prepayment shall be paid in full with respect to the principal amount prepaid at the time of such prepayment.

     4. Defaults and Remedies. Events of Default include the following:

          (a) the Company defaults in the payment when due of interest on the Note and such default continues for a period of 30 days;

          (b) the Company defaults in the payment when due of principal of the Note, whether at maturity or otherwise;

          (c) the Company or any Subsidiary:

               (i) commences a voluntary case under any Bankruptcy Law,

               (ii) consents to the entry of an order for relief against it in an involuntary case,

               (iii) consents to the appointment of a custodian or receiver of it or for all or substantially all of its property, or

               (iv) makes a general assignment for the benefit of its creditors; or

          (d) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief in an involuntary case against the Company or any Subsidiary;

               (ii) appoints a custodian or receiver of the Company or any Subsidiary or for all or substantially all of the property of any of the foregoing;

               (iii) orders the  liquidation  of the Company or any  Subsidiary;
          and

               (iv) the order or decree remains unstayed and in effect for 60 consecutive days.

     If any Event of Default occurs and is continuing, the Holder of this Note shall notify the Company in writing of such Event of Default and, if such Event of Default shall not be cured within 5 days of such written notice, may declare all of this Note to be due and payable immediately. Upon any such declaration, the entire principal amount of, and accrued and unpaid interest on, this Note shall become immediately due and payable, unless all Events of Default specified in such acceleration notice (other than any Event of Default in respect of non-payment of principal or interest, if any, which has become due solely by reason of such declaration of acceleration) shall have been cured. Notwithstanding the foregoing, if an Event of Default specified in subsection 4(c) or 4(d) hereof occurs with respect to the Company or any Subsidiary, this Note will become due and payable without further action or notice.

     In addition to the foregoing, if an Event of Default occurs and is continuing , the Holder of this Note may pursue any available remedy to collect the payment of principal of, or interest on, this Note or to enforce the performance of any provision of this Note. A delay or omission by the Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

     5. Rank and Subordination. This Note shall rank (i) senior to the Company's
Subordinated   Indebtedness   and  (ii)  subordinate  to  the  Company's  Senior
Indebtedness to the extent and in the manner provided in this Section 5.

     (a) The Company agrees, and the Holder of this Note by his acceptance hereof likewise agrees, that the payment of the principal of, and interest and any other amounts on, this Note (all of the foregoing, a "Payment" or "Distribution") is subordinated and junior in right of payment, to the extent and in the manner provided in this Section 5, to the prior irrevocable payment in full in cash of all Senior Indebtedness whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed. A Payment or Distribution shall include any asset of any kind or character, and may consist of cash, securities or other property, by set-off or otherwise.

     (b) The Senior Indebtedness of the Company shall continue to be Senior Indebtedness and entitled to the benefit of these subordination provisions irrespective of any amendment, modification, refunding, refinancing or waiver of any term of any instrument relating to refinancing of the Senior Indebtedness. Any amendment or modification of this Section 5 shall not be effective against any holder of Senior Indebtedness unless the holder of such Senior Indebtedness so consents.

     (c) All the provisions of this Note shall be subject to the provisions of this Section 5 so far as they may be applicable thereto.

     (d) No right of any holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time or in any way be affected or impaired by any failure to act on the part of the Company, the Holder of this Note, or the holders of the Senior Indebtedness, or by any noncompliance by the Company or the Holder of this Note with any of the terms, provisions and covenants of this Note, regardless of any knowledge thereof that any such holder of Senior Indebtedness may have or be otherwise charged with.

     (e) No Payment or Distribution shall be made by the Company on account of principal of, or interest or any other amount on, this Note, whether upon stated maturity or acceleration, or otherwise, or on account of the purchase or other acquisition of this Note, whether upon stated maturity or acceleration, or otherwise, and the Holder of this Note shall not accept any such payment if there shall have occurred and be continuing a default with respect to any Senior Indebtedness permitting the acceleration thereof or with respect to the payment of any Senior Indebtedness, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist.

     Until the Senior Indebtedness is paid in full in cash, the Holder of this Note shall not take any action to collect, enforce payment or accelerate the obligations under this Note, exercise any of the remedies with respect to this Note or that otherwise may be available to such Holder, either at law or in equity by judicial proceedings or otherwise.

     Upon any acceleration of the principal of this Note or any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in cash, or payment thereof provided for to the satisfaction of the holders thereof, before any Payment or Distribution is made on account of the principal of, or interest or any other amount on, this Note; and upon any such dissolution or winding up or liquidation or reorganization, any Payment or Distribution by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other company, trust or corporation provided for by a plan of reorganization or readjustment, the payment of which is junior or otherwise subordinate, at least to the extent provided in this Section 5 with respect to this Note to the payment of all Senior Indebtedness at the time outstanding and to the payment of all securities issued in exchange therefor to the holders of the Senior Indebtedness at the time outstanding, and the rights of the holders of Senior Indebtedness of the Company are not altered by such plan of reorganization or readjustment), to which the Holder of this Note would be entitled except for the provisions of this Section 5, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such Payment or Distribution directly to the holders of Senior Indebtedness of the Company or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full in cash, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any Payment or Distribution is made to the Holder of this Note.

     In the event that, notwithstanding the foregoing, any Payment or Distribution by the Company of any kind or character, (whether such payment shall be in cash, property or securities) which is prohibited by the foregoing, shall have been made to the Holder of this Note before all Senior Indebtedness is irrevocably paid in full in cash, or provision is made for such payment to the satisfaction of the holders thereof, and if such fact shall then have been or thereafter be made known to the Holder of this Note, then and in such event such Payment or Distribution shall be paid over by the Holder of this Note or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash, after giving effect to any concurrent Payment or Distribution to or for the holders of such Senior Indebtedness, and, until so delivered, the same shall be held in trust by the Holder of this Note as the property of the holders of Senior Indebtedness.

     The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this subsection 5(e) if, as a part of such consolidation, merger, conveyance or transfer, the following conditions are complied with:

          (i) the Company shall be the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the "Surviving Entity"), is a corporation organized and existing under the laws of the United States, any state thereof, or the District of Columbia;

          (ii) the Surviving Entity, if any, assumes all of the obligations of the Company under this Note;

          (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

          (iv) in the case of a transfer of assets, the Surviving Entity has acquired all or substantially all of the assets of the Company as an entirety.

     The holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holder of this Note, without incurring responsibility to the Holder of this Note and without impairing or releasing the obligations of the Holder of this Note hereunder to the holders of Senior
Indebtedness: (i) change the manner, place or terms of payment or change or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; (iv) apply any amounts received to any liability of the Company owing to holders of Senior Indebtedness; and/or (v) exercise or refrain from exercising any rights against the Company and any other Person.

     (f) Subject to the prior irrevocable payment in full in cash of all amounts then due (whether by acceleration of the maturity thereof or otherwise) on account of all Senior Indebtedness at the time outstanding, the Holder of this Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive Payments or Distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of, or interest on, this Note shall be paid in full; and, for the purposes of such subrogation, no Payments or Distributions to the holders of Senior Indebtedness to which the Holder of this Note would be entitled except for the provisions of this Section 5, and no payments pursuant to the provisions of this Section 5 to the holders of Senior Indebtedness by the Holder of this Note, shall, as between the Company, the Company's creditors other than holders of Senior Indebtedness, and the Holder of this Note, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this
Section 5 are and are intended solely for the purpose of defining the relative rights of the Holder of this Note, on the one hand, and the holders of Senior Indebtedness, on the other hand.

     Nothing contained in this Section 5 or elsewhere in this Note is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holder of this Note, the obligation of the Company, which is absolute and unconditional, to pay to the Holder of this Note the principal of, and interest on, this Note as and when the same shall become due and payable in accordance with the terms hereof, or is intended to or shall affect the relative rights of the Holder of this Note and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Holder of this Note from exercising all remedies otherwise permitted by applicable law upon default hereunder, subject to the rights, if any, under this Section 5 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

     Upon any payment or distribution of assets of the Company referred to in this Section 5, the Holder of this Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any dissolution, winding up, liquidation or reorganization proceedings are pending, or certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Holder of this Note, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this
Section 5.

     (g) The Company shall give prompt written notice to the Holder of this Note of any fact known to the Company which would prohibit the making of any payment to the Holder in respect of this Note pursuant to the provisions of this Section
5. Notwithstanding the provisions of this Section 5 or any other provision of this Note, the Holder shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to the Holder in respect of this Note pursuant to the provisions of this Section 5 unless and until the Holder shall have received written notice thereof from the Company or a holder or holders of Senior Indebtedness or from any trustee or agent therefor; and, prior to the receipt of any such written notice, the Holder of this Notice shall be entitled in all respects to assume that no such facts exist.

     (h) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or the Holder of this Note or by any act, or failure to act, in good faith, by any such holder of Senior Indebtedness, or by any noncompliance by the Company or the Holder of this Note with the terms, provisions and covenants of this Note, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

     (i) The failure to make a payment on account of principal of, or interest on, this Note by reason of any provision in this Section 5 shall not be construed as preventing the occurrence of an Event of Default with respect to this Note hereunder.

     (j) The indebtedness represented by this Note will be senior and prior in right of payment to all Subordinated Indebtedness to the extent and in the manner provided in such Subordinated Indebtedness.

     6. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under this Note or for any claim based on, in respect of, or by reason of, such obligations or their creation. The Holder by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

     7. Definitions. For the purposes of this Note, the following terms shall have the meanings set forth below:

          "Bankruptcy Law" means Title 11 of the U.S. Code or any similar Federal or state law for the relief of debtors.

          "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or any other business entity, any and all shares, interests, participations, rights or other equivalents (however designated) in the equity of such association or entity, (iii) in the case of a partnership, partnership interests (whether general or limited), and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Guarantee"  means, as applied to any  Indebtedness of another Person,
     (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of all or any part of such Indebtedness, (ii) any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the Indebtedness of any other Person in any manner and (iii) an agreement of a Person, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such Indebtedness of another Person.

          "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

          "Holder" means a Person in whose name this Note is registered.

          "Indebtedness" means, with respect to any Person, without duplication, whether recourse is to all or a portion of the assets of such Person and whether or not contingent:

     (i) any liability of such Person (a) for borrowed money, or under any reimbursement obligation relating to a letter of credit, bankers' acceptance or note purchase facility; (b) evidenced by a bond, note, debenture or similar instrument; (c) for the balance deferred and unpaid of the purchase price for any property or service or any obligation upon which interest charges are customarily paid (except for accrued expenses or trade payables arising in the ordinary course of business); (d) for the payment of money relating to a lease that is required to be classified as a capital lease obligation in accordance with United States generally accepted accounting principles; (e) secured by a Lien;

     (ii) any obligation of others secured by a Lien on any asset of such Person, whether or not any obligation secured thereby has been assumed by such Person;

     (ii) any obligations of such Person under any Hedging Obligation; and

     (iv) any Guarantee of such Person or any obligation of such Person which in economic effect is a guarantee with respect to any Indebtedness of another Person.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Person" means any individual, corporation, limited or general partnership, limited liability company, joint venture, association, joint stock company, trust, entity, unincorporated organization or government or any agency or political subdivision thereof.

     "Senior Indebtedness" means the principal, premium, if any, and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding, including interest that would have accrued but for the filing), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of Indebtedness of the Company, whether any such Indebtedness exists as of the date of this Indenture or shall hereafter be created, incurred, assumed or guaranteed, as may be amended from time to time and any renewals, extensions, refundings, refinancings, amendments and modifications of any such indebtedness or obligations or of the instruments creating or evidencing such indebtedness or obligations or guarantees; provided, however, that Senior Indebtedness shall not include (i) Indebtedness owed to a Subsidiary, (ii) Indebtedness of the Company which is expressly pari passu to this Note or (iii) Subordinated Indebtedness.

     "Subordinated Indebtedness" means any Indebtedness of the Company now or hereafter outstanding which by its terms is expressly subordinated in right of payment to this Note.

     "Subsidiary" means with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or in a combination thereof) and (ii) any partnership or limited liability company (a) the sole general partner or member or the managing general partner or member of which is such Person or a Subsidiary of such Person or (b) the only general partners or members of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     8. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM ( = tenants in common), TEN ENT ( = tenants by the entireties), JT TEN ( = joint tenants with right of survivorship and not as tenants in common), CUST ( = Custodian), and U/G/M/A ( = Uniform Gifts to Minors Act).

     9. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, including Section 5-1401 of the General Obligation Law, but otherwise without regard to conflict of law rules. The Company hereby irrevocably submits to the jurisdiction of any New York state court sitting in the Borough of Manhattan in the City of New York or any Federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Note, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. The Company irrevocably waives, to the fullest extent that it may effectively do so under applicable law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Holder of this Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

[SEAL]                             KEYSTONE CONSOLIDATED
                                   INDUSTRIES, INC.

                                   By:
                                      -----------------------------------------
                                   Name:
                                      -----------------------------------------
                                   Title:
                                      -----------------------------------------

                                   By:
                                      -----------------------------------------
                                   Name:
                                      -----------------------------------------
                                   Title:
                                      -----------------------------------------

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

                  (I) or (we) assign and transfer this Note to:

                  (Insert assignee's soc. sec. or tax I.D. no.)

              (Print or type assignee's name, address and zip code)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: __________

                         Your Signature:
                                        -------------------------------------
                                       (Sign  exactly  as your  name  appears on
                                         the face of this Note)



     Signature Guarantee:_______________________________________________________

                                    (Signatures must be guaranteed by an
                                    "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)